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                        AMENDMENT TO RETIREMENT AGREEMENT
                        ---------------------------------

                  This AMENDMENT TO RETIREMENT AGREEMENT (this "Amendment") is entered into as of the 31st day of March, 2003 between Julian W. Boyden (the "Employee"), and International Flavors & Fragrances Inc., a New York corporation (the "Company" and together with its subsidiaries and affiliates, the "Company Group").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Employee and the Company entered into a Retirement Agreement dated as of March 31, 2003 (the "Retirement Agreement"); and

                  WHEREAS, the Company and the Employee desire to amend the Retirement Agreement as set forth in this Amendment,

                  NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, the Employee and the Company agree as follows:

                  1.   ADDITIONAL SERVICES AND COMPENSATION. In accordance with
Section 1 of the Retirement Agreement, Richard A. Goldstein, Chairman and Chief Executive Officer of the Company has requested, and Employee has agreed, that between April 1, 2003 and December 31, 2003 (the "Supplemental Service Period") the Employee shall provide certain additional services to the Company not contemplated under Section 1 of the Retirement Agreement and related to the Company's evaluation and improvement of its Commercial Development Process (the "Additional Services"). The Additional Services shall be performed at such locations of the Company or other members of the Company Group as may be reasonably necessary or appropriate. In consideration of the Additional Services, and in addition to the compensation and benefits to be paid to the Employee pursuant to Section 3 of the Retirement Agreement, the Company shall pay to the Employee the sum of $1,000 (the "Additional Compensation") for each day or portion thereof during which the Employee performs the Additional Services. The Employee and the Company agree and acknowledge that the Employee will perform the Additional Services as an employee of the Company and that as a result the Additional Compensation shall be subject to the tax and withholding obligations of Section 11 of the Retirement Agreement. The Employee further agrees that the Supplemental Service Period shall expire on December 31, 2003 unless extended in a written document signed by an authorized officer of the Company.

                  2. PAYMENT OF ADDITIONAL COMPENSATION. Within ten (10) days after the end of each month during the Supplemental Service Period, the Employee shall submit to Steven J. Heaslip, Senior Vice President, Global Human Resources, of the Company a written statement specifying the number of days of such month during which he has performed Additional Services. Mr. Heaslip shall forward such written statement to the Company's Payroll Department, which shall arrange for the Additional Compensation to be included in one or more subsequent semi-monthly paychecks of the Employee.

                  3. INCENTIVE COMPENSATION, PENSION AND OTHER BENEFIT CALCULATION. The Employee agrees and acknowledges that the Additional Compensation shall not be deemed "salary" or "base salary" or incentive compensation for purposes of any of the Company's incentive or benefit plans or programs, including but not limited to the AIP, LTIP, GESPP, Retirement Investment Fund Plan, Deferred Compensation Plan, Pension Plan (including the Supplemental Retirement Plan) or vacation pay program and as a result shall not be included in calculating any benefit to which the Employee may be entitled under any such plan or program.

                  4. ENTIRE CONSIDERATION. The Employee understands and agrees that the Additional Compensation is the only payment to which he will be entitled in respect of the Additional Services and that the Additional Compensation is part of the consideration provided to him in consideration of his signing the Release.

                  5. LIMITED WAIVER OF NONCOMPETITION OBLIGATION. The Employee has been invited to become a non-employee director of J. Manheimer & Co., Inc. ("Manheimer"), a company that competes with the Company Group. Notwithstanding
Section 4 of the Retirement Agreement, the Company hereby grants the Employee permission to serve as a non-employee director of Manheimer during the period for which, pursuant to the Retirement Agreement, he is under an obligation not to compete with the Company Group. The Employee agrees and acknowledges, however, that the Company's grant of the permission set forth in the preceding sentence shall not otherwise waive, and Employee reaffirms that, except for his service as a non-employee director of Manheimer, he will comply with, all provisions of Section 4 of the Retirement Agreement.



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



                  6. CONTINUING EFFECTIVENESS OF RETIREMENT AGREEMENT. Except as amended by this Amendment, the Retirement Agreement shall remain in full force and effect and, except to the extent that this Amendment expressly amends the Retirement Agreement, the terms and conditions of the Retirement Agreement shall be applicable to and deemed a part of this Amendment.

                  7. COUNTERPARTS. This Amendment may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

                  8. DEFINED TERMS. All capitalized terms not defined in this Amendment shall have the same meanings as in the Retirement Agreement.

         WHEREFORE, intending to be legally bound, the parties have agreed to the aforesaid terms and indicate their agreement by signing below.


         JULIAN W. BOYDEN


          /s/ JULIAN W. BOYDEN                                    3/31/03
         ---------------------------                            ------------
            Julian W. Boyden                                       Date


         INTERNATIONAL FLAVORS & FRAGRANCES INC.


         By:      /s/ STEVEN J. HEASLIP                           4/15/03
                  ----------------------------                  ------------
                  Steven J. Heaslip                                Date
                  Senior Vice President
                  Global Human Resources





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